DESCRIPTION OF SECURITIES Description of Ordinary Shares General Share Capital Selina’s authorized share capital consists of ordinary shares, with par value $0.005064 (to six decimal places) per share, of which, 98,597,537 ordinary shares were issued and outstanding as of April 10, 2023. Rights and Obligations The rights and obligations attached to the Ordinary Shares are set out in full in Selina’s Articles of Association (the “Articles”), and all ordinary shares have the same rights and obligations, unless otherwise determined pursuant to the Articles. The Board may determine the issue prices and terms for shares or other securities, and may further determine any other provision relating to such issue of shares or securities. The following descriptions of the Articles are summaries and are qualified by reference to such Articles. Dividend Rights Subject to any preferences that may apply to a particular class of shares outstanding at the time, holders of Ordinary Shares have the right to receive dividends out of assets legally available at the times and in the amounts as the Selina Board may determine from time to time. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Under English law, we may pay dividends only if distributable profits are available for that purpose. Distributable profits are accumulated, realized profits not previously distributed or capitalized, less accumulated, realized losses not previously written off in a reduction or reorganization of capital. Even if distributable profits are available, we may only pay dividends if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves (including, for example, the share premium account) and the payment of the dividend does not reduce the amount of the net assets to less than that aggregate. Subject to these restrictions, our Board may recommend to holders of Ordinary Shares that a final dividend be declared, subject to shareholder approval, and recommend the amount of any such dividend or determine whether to pay a distribution by way of an interim dividend, and the amount of any such interim dividend, but must take into account our financial position. Final dividends become a legal liability upon the later of the date they are declared and the date the shareholder approval expresses them to be payable. Interim dividends only become a legal liability at the point they are paid. Any dividend unclaimed after a period of 12 years from the due date of payment of such dividend shall, if the Board so resolves, be forfeited and shall revert to us. In addition, the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute Selina as a trustee in respect thereof. Liquidation Rights Subject to any preferences that may apply to a particular class of shares outstanding at the time, holders of Ordinary Shares also have the right to participate in the surplus assets of Selina available for distribution in the event of a winding up or liquidation, voluntary or otherwise, in proportion to the amounts paid up or credited as paid up on such ordinary shares. A liquidator may, with the sanction of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of Selina and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. Voting There are currently no voting restrictions on the Ordinary Shares, all of which are fully-paid, and each share carries one vote on a poll. If votes are cast on a show of hands, each shareholder present in person or by proxy, or in the case of a corporation, by its duly authorized corporate representatives, has one vote. The same individual may be appointed as proxy or as a corporate representative by more than one shareholder. Transfers of Shares In accordance with English law, Ordinary Shares may be transferred by an instrument of transfer or (if title is held and transferred through a depositary or clearance service) through an electronic system. The transferor of a Selina Ordinary Share is deemed to remain the holder until the transferee’s name is entered in the share register. The Ordinary Shares are in registered form. Any Ordinary Shares may be held in uncertificated form. Certain restrictions on transfer may be imposed from time to time by applicable laws and regulations (for example, insider trading laws) and pursuant to the Nasdaq listing rules and under the rules of some of our employee share plans. Our Board can decline to register any transfer of any share which is not a fully-paid share or any transfer of any share on which it has a lien. In the event that Ordinary Shares are held in certificated form, the Selina Board may also refuse to register the transfer of a certificated share unless the transfer is in respect of only one class of share, is duly stamped (or certified as not chargeable to stamp duty) and is deposited to Selina’s registered office or any place the Selina Board may determine and is accompanied by the relevant share certificate or such other evidence the Selina Board may reasonably require. If the Selina Board refuses to register a transfer of a certificated share, they must send the transferee notice of the refusal within two months. Subject to the provisions of the Articles, title to uncertificated ordinary shares may be transferred in accordance with the Uncertificated Securities Regulations 2001. The Selina Board is required to register a transfer of any uncertificated share in accordance with those regulations. The Selina Board may refuse to register any such transfer which is in favor of more than four persons jointly or in any other circumstance permitted by those regulations. Provisions of the Articles do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares by means of a relevant system. Pre-emption Rights Under English law, directors require authority from shareholders, other than under certain types of employee share schemes, whenever shares are issued. Newly issued ordinary shares first must be offered to existing shareholders pro rata to their holdings subject to certain exemptions, for example, where ordinary shares are issued for non- cash consideration or in respect of certain types of employee share schemes, or where shareholders have, by special resolution, approved the disapplication of pre-emption rights. In any circumstances where pre-emption rights have not been disapplied, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to Selina shareholders. Conversion or Redemption Rights The Ordinary Shares are neither convertible nor redeemable. However, as noted above, the Selina Board has the right to issue additional classes of shares and securities of Selina (including convertible securities and redeemable shares) on such terms and conditions, and with such rights attached, as it may determine. Variation of Rights The rights attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by (i) the written consent of the holders of three quarters (3/4) in nominal value of the issued shares of that class or (ii) a special resolution passed at a general meeting of the shareholders of that class. Capital Calls

The Selina Board has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to Selina as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by the Selina Board has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Selina Board. Description of Public Warrants Public Warrants Commencing on November 28, 2022 (i.e. the first trading day after 30 days after Closing), each whole Public Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, provided that we have an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on October 27, 2027 (i.e., the five year anniversary of the Closing), at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We are not obligated to deliver any Ordinary Shares pursuant to the exercise for cash of a Public Warrant and have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant is exercisable and we are not obligated to issue an Ordinary Share upon exercise of a Public Warrant unless the Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. We were obligated to file with the SEC a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Public Warrants, and are obligated to use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants was not effective by December 27, 2022 (i.e., 60 business days after Closing), holders of Public Warrants had the right, until such time as there was an effective registration statement and during any period when we have failed to maintain an effective registration statement, to exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if at the time any Public Warrants are exercised Selina’s Ordinary Shares are not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of the Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such Public Warrant for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the excess of the fair market value of the Ordinary Shares over the exercise price of the Public Warrants by (y) the fair market value of the Ordinary Shares. Under the Warrant Agreement, the fair market value of the Ordinary Shares means the volume weighted average price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

Redemption. Once the Public Warrants become exercisable, we may redeem not less than all of the outstanding Public Warrants:  in whole and not in part;  at a price of $0.01 per Public Warrant;  upon not less than 30 days prior written notice of redemption to each holder of a Public Warrant; and  if, and only if, the reported last sale price of the Ordinary Shares for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of a Public Warrant will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued. If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the excess of the fair market value of the Ordinary Shares (as defined above) over the exercise price of the Public Warrants by (y) the fair market value of the Ordinary Shares. Anti-dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of shares of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value (as defined above) will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of Ordinary Shares as reported during the 10 trading-day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) specified ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event. If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter. In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of a merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Public Warrants and receive Ordinary Shares. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of Ordinary Shares to be issued to the warrant holder. Private Placement Warrants The Private Placement Warrants (including the Ordinary Shares issuable upon exercise of the Private Placement Warrants) became transferable, assignable and salable upon 30 days after the completion of the Business Combination (except, among other limited exceptions, to Selina’s officers and directors and other persons or entities affiliated with the Sponsor). The Private Placement Warrants will not be redeemable by Selina so long as they are held by Bet on America LLC, the sponsor (“Sponsor”), or its permitted transferees. The Sponsor, or a permitted transferee, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by Selina and exercisable by the holders on the same basis as the public warrants. If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. 2022 Convertible Note Warrants In connection with the 2022 Convertible Note Instrument, each 2022 Convertible Note Investor received a warrant to purchase a number of ordinary shares equal to approximately one-third of the number of ordinary shares into which the principal amount of such 2022 Convertible Note may convert. The 2022 Convertible Note Warrants were issued pursuant to the terms of the Amended and Restated Warrant Agreement, concurrently with the closing of the Business Combination. The 2022 Convertible Note Warrants have an exercise price of $11.50 per share, subject to adjustment and are identical to the Public Warrants in all other material respects, except (i) the 2022 Convertible Note Warrants are not subject to redemption and (ii) the 2022 Convertible Note Warrant holder may exercise such warrant on a cashless basis under the circumstances described in the Amended and Restated Warrant Agreement. Upon transfer of the 2022 Convertible Note Warrant, such warrant will thereafter be redeemable by Selina and the holder of the Warrant may no longer exercise such warrant on a cashless basis.